EXHIBIT 10.10
U.S. Bank
Daniel A. Rice
Vice President
Oregon Corporate Banking

111 S.W. Fifth Avenue, Suite 400
Post Office Box 4412
Portland, OR  97204
503-275-5175



December 27, 1996

Mr. David Bills
Vice President - Finance
Phoenix Gold International, Inc.
9300 North Decatur
Portland, OR 97203

This letter sets forth the terms and conditions of your credit facility with United States National Bank of Oregon and supersedes our letter of December 9, 1996.

Borrower:                          Phoenix Gold International, Inc.

Guarantor(s):                      None.

REVOLVING LINE OF CREDIT:
------------------------

Maximum Loan Amount:               $5,500,000.

Purpose:                           Operating funds.

Interest Rate:                     Fully floating variable interest rate equal
                                   to U.S. Bank's prime rate plus 0.50%. All interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

Maturity Date:                     Payable on demand.

Review Date:                       March 31, 1997.

Repayment:                         Optional advance note with principal and
                                   interest payable on demand. Interest payable monthly in absence of demand.

Loan Fee:                          Non-refundable upfront annual loan fee of
                                   1/4th of 1% prorated to $1,145.83 due upon acceptance of this commitment for the extension to March 31, 1997.

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Phoenix Gold International, Inc.
December 27, 1996


Collateral:                        Perfected first priority security interest in
                                   all of Borrower's now owned and hereafter acquired accounts receivable, inventory and equipment.

Costs: Borrower shall be responsible for all of the Banks costs, expenses, fees, including attorneys fees, associated with the negotiation and documentation of these credit facilities.


LETTERS OF CREDIT:
-----------------

Maximum Loan Amount:               $500,000. Issued letters of credit reduce
                                   both the credit and collateral availability under the revolving line of credit.

Purpose: Issuance of stand-by, commercial, or import letters of credit.

Review Date:                       March 31, 1997.

Maturity Date:                     June 30, 1997.

Repayment:                         Vary depending upon type of letter of credit
                                   issued.

Pricing: Standard issuance fees, which vary depending upon type of letter of credit issued.

Collateral:                        Cross-collateralized to revolving line of
                                   credit.


                               FINANCIAL REPORTING
                               -------------------

1. Annual CPA audited financial statement to be provided within 90 days of the end of each fiscal year.

2. Monthly company prepared financial statements to be provided within 30 days of the end of each month.

3. Quarterly compliance certificate to be provided within 30 days of the end of each quarter.


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Phoenix Gold International, Inc.
December 27, 1996


                               FINANCIAL COVENANTS
                               -------------------

As long as indebted to Bank, Borrower is to be in compliance with the following financial benchmarks, as described below:

Current Ratio:             Maintain a ratio of Current Assets to Current
                           Liabilities equal to or greater than 1.50:1. Current
                           Ratio is defined as Current Assets divided by Current
                           Liabilities.

Tangible Net Worth:        Maintain a Tangible Net Worth in excess of
                           $10,000,000. Tangible Net Worth is defined as Net
                           Worth minus any intangible assets.

Debt-to-Worth Ratio:       Debt-to-Worth Ratio not to exceed 1.00:1. Debt-to-
                           Worth Ratio is defined as total liabilities divided by net worth minus any intangible assets.

Cash Flow Cover:           Cash Flow Cover in excess of 1.20:1. Cash Flow Cover
                           is defined as (net profit after tax plus non cash items such as depreciation and amortization) divided by (the required term debt payments plus cash funded fixed asset purchases plus dividends/withdrawals).

All computations made to determine compliance with the covenant requirements shall be made in accordance with generally accepted accounting principals, applied on a consistent basis and certified by Borrower as being true and correct on a quarterly basis (except the cash flow cover which is tested on an annual basis) beginning December 31, 1996.

As of September 30, 1996, the Borrower was out of compliance with the Cash Flow Cover covenant. The Lender has elected to forebear through March 15, 1997, subject to the terms outlined in the Forbearance Letter dated December 27, 1996.


                          GENERAL TERMS AND CONDITIONS
                          ----------------------------

1. Prime Rate: U.S. Bank's prime rate is the rate of interest which Lender from time to time establishes as its prime rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers.

2. Loan Advances: Advances may be requested by Borrower from time to time in accordance with the terms of the promissory note. All advances shall be made at the sole option of Lender. Lender may decline to make any advance and may terminate the availability of advances at any time.

3. Insurance: Borrower shall maintain insurance in such amounts and covering such risks as Lender shall require.

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Phoenix Gold International, Inc.
December 27, 1996


4. Financial Reporting: At any time requested by Lender, Borrower shall furnish any additional information regarding Borrower's financial condition and business operations that Lender reasonably requests. This information may include, but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets and forecasts.

5. Loan Documentation: Borrower shall deliver to Lender duly executed promissory notes, deeds of trust, mortgages, security agreements, financing statements, loan agreements, guaranties, borrower authorizations, attorney opinion letters and other documents ("Loan Documents") as required by Lender in form and substance satisfactory to Lender and its counsel.

6. Non-Assignable: This credit accommodation may not be assigned by Borrower. No guarantor or any third party is intended as a third-party beneficiary or has any right to rely hereon.

7. Arbitration: Borrower and Lender hereby agree to be bound by the terms of the Arbitration clause attached hereto as Exhibit A.

8. Expenses: Borrower shall reimburse Lender for all out-of-pocket expenses incurred in connection with this credit accommodation upon demand, whether or not this transaction closes or is funded. Such expenses shall include, without limitation, attorney fees, title insurance fees, travel costs, examination expenses, and filing fees.

9. Expiration Date: This offer will expire on December 31, 1996 and the revolving credit facility contemplated by this letter must be documented and closed on or before December 31, 1996.

10. Access Laws: Without limiting the generality of any provision of this agreement requiring Borrower to comply with applicable laws, rules, and regulations, Borrower agrees that it will at all times comply with applicable laws relating to disabled access including, but not limited to, all applicable titles of the Americans with Disabilities Act of 1990.

This letter summarizes certain principal terms and conditions relating to the loan and supersedes all prior oral or written negotiations, understandings, representations and agreements with respect to the loan. However, the Loan Documents will include additional terms, conditions, covenants, representations, warranties and other provisions which Lender customarily includes in similar transactions or which Lender determines to be appropriate to this transaction. Except to the extent modified by any other agreement, all terms, condition, covenants and other provisions of this letter shall remain in effect until the revolving line of credit (including any renewals, extensions or modifications) is terminated and the loan balance is paid in full, and by signing below, Borrower agrees to comply with all such provisions.

In addition to the events of default in any Loan Document, any failure to comply with any term, condition or obligation in this letter shall constitute an event of default under each of the Loan Documents. The provisions of this letter shall survive the closing of the loan and the execution and delivery of the Loan Documents. In the event of a conflict between this letter and the Loan Documents, the terms of the Loan Documents shall control.

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Phoenix Gold International, Inc.
December 27, 1996


UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

If the above terms and conditions are acceptable to you, please sign, date and return the acknowledgment copy of this letter on or before the Expiration Date.

Sincerely,

/s/ Brian A. Oliver, VP
    for Daniel A. Rice
    Vice President
    275-5175

Borrower hereby accepts Lender's offer to extend credit on terms and conditions stated above. Borrower hereby agrees to the Arbitration clause set forth in Exhibit A attached hereto.

By:     /s/ Timothy G. Johnson
Title:  Executive Vice President
Date:   December 27, 1996

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Phoenix Gold International, Inc.
December 27, 1996


                                    EXHIBIT A

ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this letter or the revolving line of credit or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing any loan shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; foreclosing by notice and sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness or any act, or exercise of any right, concerning any collateral securing any loan, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing any loan, shall also be arbitrated, provided however that no arbitrator shall have the right or other power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing herein shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The stature of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.